EXHIBIT 10.1




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                       CONVERTIBLE BOND PURCHASE AGREEMENT

      HYMEDIX International, Inc., a Delaware Corporation (the "Company"), and HYMEDIX, Inc., the holder of all of the Common Stock of the Company, hereby agree, effective February 27, 1996 with First Taiwan Investment and Development, Inc. ("First Taiwan"), an investment banking firm, and with each Bond Purchaser (the "Purchaser", or together, the "Purchasers") as follows:


                                    ARTICLE I
                     PURCHASE AND SALE OF CONVERTIBLE BONDS

1.01 The Bonds.

      The Company and HYMEDIX, Inc. have authorized the issuance and sale to the Purchasers of the Company's Convertible Bonds (the "Bonds") due June 1, 1997 in the aggregate amount of One Million Dollars ($1,000,000) in the form attached hereto as Exhibit A. The Company agrees to issue and deliver the Bonds to the Purchasers against payment by wire transfer on or before March 1, 1996 to First Taiwan for subsequent transfer into a special bank or money market account (the "Special Account") set up by the Company and by First Taiwan in which withdrawals will be controlled jointly by the Company and by an Officer of First Taiwan with authority to jointly authorize withdrawals from the Special Account.

1.02  Representations.

      The Company represents and warrants that it is a corporation, duly organized and validly existing under the laws of the State of Delaware, and that it has all the requisite corporate power and has taken all the actions required to make the execution and delivery of this Agreement and of the Bonds the valid and enforceable obligations they purport to be. Each Agreement and each Bond have been duly executed and delivered on behalf of the Company and each constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms. No authorizations, consents or approvals of any


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court or governmental authority, agency or instrumentality is or will be required by the Company for the execution and delivery by the Company of this Agreement and the Bond. The execution and delivery of this Agreement and Bond are not in conflict with any obligation or covenant or with any existing provision of the Company's charter, by-laws or agreements to which the Company is bound, and none of those agreements take precedence over the obligations contained in this Agreement.

      HYMEDIX, Inc. represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Delaware, and that it has all the requisite corporate power and has taken all the actions required to make the execution and delivery of this Agreement the valid and enforceable contractual obligations they purport to be. HYMEDIX, Inc. has authorized and reserved that number shares of its Common Stock which will enable it to honor its obligations for the issuance of Common Stock under the conversion features of the Bonds.

      The Purchaser represents and warrants that it is acquiring the Bond for its own account, and not with a view to distribution or resale thereof, subject to the condition that the Bond is assignable and the disposition of the Bond shall at all times be within the control of the Purchaser. The Purchaser represents that it understands that the Common Stock of the Company (which in all other respects is the same as the presently issued and outstanding Common Stock of the Company) which it would receive upon conversion of the Bond will bear a legend indicating that the securities have not been registered for sale until such time as the securities are registered or transferred pursuant to the provisions of Rule 144 of the Securities Act of 1933.

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                                 ARTICLE II

                                 COVENANTS

2.01  Financial Statements.

      The Company covenants and agrees that so long as the Bonds are outstanding it will deliver to First Taiwan for distribution to the Purchasers (i) audited financial statements of the Company and HYMEDIX, Inc. within 120 days of the close of each fiscal year; (ii) unaudited financial statements of the Company and HYMEDIX, Inc, within 45 days of the close of each calendar quarter; and
(iii) copies of all press releases and information provided to shareholders. So long as the Bonds are outstanding, the Company and HYMEDIX, Inc. will make their books and records available with reasonable notice to a Purchaser or its duly authorized representative.

2.02  Other Indebtedness.

      The Company covenants and agrees that so long as the Bonds are outstanding it will not incur any indebtedness that is senior to the Bonds, either by its terms or by the pledging of security of any kind, without the written permission of Purchasers of the Bonds representing a majority of the amount of Bonds then outstanding. None of the present indebtedness of the Company is senior to the Bonds, and the Company covenants and agrees that it will not take any actions which would cause any of the present indebtedness of the Company to become senior to the Bonds.

2.03  Prepayment.

      The Company may prepay the Bonds in whole or in part after giving Purchasers thirty (30) days written notice, provided, however, that during the 30 days, a Purchaser may elect to (1) convert, (2) accept prepayment, or (3) decline prepayment for all or part of its investment. The Company covenants and agrees that if and when it receives from ProCyte Corporation ("ProCyte") all or part of the One Million Dollars ($1,000,000) milestone


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payment which is due from ProCyte upon the introduction by ProCyte of a third product licensed by the Company to ProCyte, the Company will (1) transfer a sufficient amount of the funds received to First Taiwan to prepay all (or, if insufficient, part of) the outstanding Bonds, (2) will immediately notify the Purchasers of the receipt of these funds from ProCyte, and (3) after giving Purchasers thirty (30) days in which to decide whether to convert their Bonds to Common Stock in whole or in part or to demand prepayment, will use the funds received as necessary to prepay those Bonds on which payment has been demanded.

2.04  Special Account.

      The Company covenants and agrees to open a special banking or money market account (the "Special Account") in which withdrawals by the Company require two signatures, one of which shall be that of a duly authorized Officer of the Company, and one of which shall be a fully authorized Officer of First Taiwan (together the "Signatories"). Each Purchaser agrees that First Taiwan shall have the power to authorize, from time to time if necessary, one of its Officers to exercise his judgement on the appropriateness of withdrawals by the Company; to cosign Company withdrawal checks or cosign wire transfer instructions to the Company; and to withdraw funds from the Special Account for return to the Purchasers to reduce principal and accrued interest on their Bonds. The Company has submitted a 1996 Budget to First Taiwan and to the Investors (the "Budget") which is attached hereto as Exhibit B. Once the Special Account is opened, the Company agrees to deposit to the Special Account all income items as they are received by wire transfer to the Special Account. Normally the Signatories will move funds to the Company's regular banking account in the first week of each month in accordance with anticipated expenditures for that month reflected in the Budget. The Company agrees to keep First Taiwan closely informed of its cash position, and First Taiwan agrees that its designated Signatory will keep closely informed of the Company's cash resources and requirements, including unexpected

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ones as they occur so that decisions can be made to handle unusual needs in a timely manner. The Company agrees to furnish First Taiwan with 1997 Budget prior to December 15, 1996 unless all the Bonds have been either prepaid or converted prior to that date. The 1997 Budget will be reviewed by First Taiwan and the Purchasers, then attached to this agreement as Exhibit C prior to January 15, 1997. The 1997 Budget will then be used by the Signatories in the same manner as the 1996 Budget was used to guide the Signatories on decisions for withdrawals from the Special Account. The parties agree that the Signatories may in their discretion invest all or part of the balance in the Special Account in interest bearing accounts or under their joint control in short term money market funds provided that proceeds from the sale of such investments or funds must be credited back to the Special Account. When all the Bonds have been either paid or converted, the balance in the Special Account, or in any investment accounts under control of the Signatories, will be transferred by the Signatories to the Company's regular banking account.

2.05  Dilution

      HYMEDIX, Inc. covenants and agrees that so long as any of the Bonds are outstanding it will not issue any Common Stock for consideration of less than $1.00/share without the written permission of the holders of at least 50% of the then outstanding Bonds.

                                 ARTICLE III

                                 CONVERSION

3.01  Conversion Rate.

      The Bonds are convertible in whole or in part at any time prior to payment or prepayment into One Thousand (1,000) Shares of the Common Stock of HYMEDIX, Inc. for each One Thousand Dollars ($1,000) of principal amount outstanding. In the event of prepayment, the Company shall give written notice to all Purchasers through First Taiwan of its intent to prepay a stated principal amount of the Bonds. Purchasers will be given thirty

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(30) days from the date of notice to decide whether to convert, in whole or in part, or accept prepayment, in whole or in part. In the absence of written notice of conversion from a Purchaser within thirty days, the Company will assume that a Purchaser desires to receive its share of the Prepayment, and will remit funds accordingly. The principal amount of the Bonds being prepaid by the Company will be divided pro rata among the unconverted Bonds remaining outstanding after the thirty (30) day notice period has expired. Upon receipt of written notice from a Purchaser of its decision to convert its Bonds, HYMEDIX, Inc. will issue in the name of that Purchaser One Thousand (1,000) unregistered shares (or fraction thereof) of its Common Stock for each One Thousand Dollars ($1,000) principal amount (or fraction thereof) of Bonds being converted in return for the Bond tendered for conversion. First Taiwan agrees to handle receipt of tendered Bonds and to deliver Common Stock (and, in the case of partial conversions, new Bonds) for this exchange.

3.02  Interest Payments upon Conversion.

      Interest on the Bonds is payable at maturity or upon prepayment of a Bond. Interest is also payable upon conversion of a Bond. The Purchaser will receive an interest check for the accrued interest due to the date when notice of conversion is received. In the case of partial prepayment or partial conversion, interest will be paid on the amount prepaid or converted.

3.03  Registration.

      Shares issued upon conversion ("Conversion Shares") will initially be unregistered Common Stock of the Company bearing a legend reading substantially as follows:

            "The securities represented hereby have been placed under Regulation S of the Securities Act of 1933 and have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been

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            acquired for investment and not with a view to distribution and resale, and may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration for such securities under the Securities Act of 1933 or applicable state securities laws, or without an opinion of counsel reasonably satisfactory to the Company that registration is not required under such Act or applicable state securities laws."

HYMEDIX, Inc. agrees that whenever it proposes to register any of its Common Stock under the Securities Act, it will give Purchasers written notice of its intent and to the extent practicable will afford holders of Conversion Shares the opportunity to include some or all of their Conversion Shares in the registration. Conversion Shares may be eligible for sale by nonresident aliens of the United States to nonresident aliens of the United States under Regulation S of the Securities Act.


                                   ARTICLE IV

                                  MISCELLANEOUS

4.01  Withholding Taxes.

      Each Purchaser agrees to supply the Company upon request with an I.R.S. Form W-8 indicating that under current law the Company is not required to make any deductions or withholdings from any amount payable to the Purchaser under the Bond.

4.02  Acceleration.

      If Purchasers representing over fifty percent (50%) of the outstanding Bonds at the time give written notice to the Company that the Company is in breach of a covenant of this Agreement, and the Company fails to cure that breach within thirty (30) days, those Purchasers representing over fifty percent (50%) of the then outstanding Bonds can declare the Bond to be immediately due and payable.


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4.03  Notices.

      All notices, requests, demands and other communications provided for hereunder shall be made in writing (including fax) to Purchasers:

                  First Taiwan Investment and Development, Inc.
                  15/F, 563, Chung Hsiao East Road
                  Section 4
                  Taipei, Taiwan  10516

to the Company:

                  President
                  HYMEDIX International, Inc.
                  2235 Route 130
                  Dayton, New Jersey  08810
                  Fax:  908 274-2426

to HYMEDIX, Inc.:

                  President
                  HYMEDIX, Inc.
                  2235 Route 130
                  Dayton, New Jersey  08810
                  Fax:  908 274-2426

Notice to the Company shall entail notice to HYMEDIX, Inc.

4.04  Governing Law.

      This Agreement together with the Bond shall be governed by, and construed in accordance with, the laws of the State of New Jersey.


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      IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed as of the date first written above.



HYMEDIX International, Inc.        First Taiwan Investment and Development, Inc.

By:  /s/ Joseph Y. Peng            By:    /s/ Hsin-Chung Chang
   ----------------------------        -----------------------------------
      Title: President...                  Title: Vice President




HYMEDIX, Inc.                      Purchaser

By:  /s/ Joseph Y. Peng
    ---------------------------    ---------------------------------------
      Title: President



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR UNLESS AN EXEMPTION UNDER SUCH ACT IS THEN AVAILABLE.


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                           HYMEDIX INTERNATIONAL, INC.

                        CONVERTIBLE BOND DUE JUNE 1, 1997

                                                              February 27, 1996


      For value received, HYMEDIX INTERNATIONAL, INC., a Delaware corporation (the "Company") hereby promises to pay to the order of _______________________ on June 1, 1997 such principal sum as may be drawn down from time to time pursuant to the Convertible Bond Purchase Agreement dated as of February 27, 1996 as set forth on its attached Exhibit A and in no event shall such principal amount exceed $_______________ , and to accrue and pay interest on the unpaid balance thereof at the rate of seven percent (7%) per annum, such interest being payable on June 1, 1997 or upon prepayment or conversion of this Bond.

      This Bond has been issued by the Company pursuant to the Convertible Bond Purchase Agreement dated as of February 27, 1996 between the Company, HYMEDIX, Inc. (the parent of the Company), First Taiwan and the Purchaser of this Bond (the "Purchaser"), and the Purchaser is entitled to the benefits of that Agreement.

      This Bond may be prepaid in whole or in part at any time upon thirty (30) days written notice to the Purchaser by the Company without penalty. This Bond may be converted in whole or in part at any time prior to maturity or to prepayment upon ten (10) days written notice to the Company by the Purchaser into one thousand shares (or fraction thereof) of the Common Stock of HYMEDIX, Inc. for each $1,000.00 (or fraction thereof) converted.

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      This Bond shall become immediately due and payable upon written demand by the Purchaser if the Company seeks relief from creditors by voluntarily or involuntarily entering into bankruptcy proceedings of any kind. This Bond may become immediately due and payable by acceleration under Article 4.02 of the Convertible Bond Purchase Agreement.

      IN WITNESS WHEREOF, this Bond has been duly executed on behalf of the undersigned on February 27, 1996.

                                HYMEDIX INTERNATIONAL, INC.


                                By:
                                    -----------------------------------
                                    Title:


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR UNLESS AN EXEMPTION UNDER SUCH ACT IS THEN AVAILABLE.


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